Exhibit 5.1
May 19, 2006

(212) 351-4000	C 97394-00042
The Williams Companies, Inc.
One Williams Center
Tulsa, OK 74172

Re:	The Williams Companies, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of The Williams Companies, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2006, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities (the “Securities”): (i) debt securities (the “Debt Securities”); (ii) one or more series of shares of preferred stock, par value $1.00 per share (the “Preferred Stock”); (iii) shares of common stock, par value $1.00 per share (the “Common Stock”); (iv) purchase contracts (the “Purchase Contracts”); (v) warrants (the “Warrants”); and (vi) units (the “Units”). The Registration Statement provides that if so indicated in a prospectus supplement, the Debt Securities and Preferred Stock may be convertible or exchangeable into other securities or property, including Common Stock and Preferred Stock.
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon and on statements of fact contained in the documents that we examined, and subject to (i) the assumptions stated in such documents and (ii) completion of all corporate action required to be taken by the Company to

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May 19, 2006

duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities), we are of the opinion that:
          1. With respect to Debt Securities to be issued under one or more indentures (each, an “Indenture”), when (a) the Indenture and the applicable supplemental indenture thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.
          2. With respect to Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.
          3. With respect to Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.
          4. With respect to Common Stock or Preferred Stock to be issued upon conversion of the Debt Securities or Preferred Stock, when (a) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.
          5. With respect to Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the terms of the Purchase Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements and (d) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract

The Williams Companies, Inc.
May 19, 2006

Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of the Company.
          6. With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.
          7. With respect to the Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, (c) the Units and have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.
     The opinions set forth in paragraphs 1 and 5 through 7 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. With respect to such opinions, we express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware General Corporation Law. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the

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event of future changes in such laws or facts. We express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws or regulations.
     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/  GIBSON, DUNN & CRUTCHER LLP
GIBSON, DUNN & CRUTCHER LLP